Exhibit 99.1

News Release

Edgewise Therapeutics Reports Third Quarter 2026 Financial Results

– Published the differentiated mechanism of action of EDG-7500 that targets the regulatory light chain –

– Phase 3 trial for EDG-7500 in obstructive and nonobstructive hypertrophic cardiomyopathy (HCM) on track to initiate by year-end 2026 –

– Dosed first patient in Phase 2 EQUINOX-HFpEF trial of EDG-15400 in heart failure with preserved ejection fraction (HFpEF) –

BOULDER, Colo., Nov. 4, 2026 — Edgewise Therapeutics, Inc. (Nasdaq: EWTX), a leading clinical-stage cardiovascular biopharmaceutical company, today reported financial results for the third quarter of 2026 and recent business highlights.

“Our third quarter reflects continued execution across both cardiovascular programs,” said Kevin Koch, Ph.D., President and Chief Executive Officer of Edgewise. “In HCM, positive CIRRUS-HCM Part D results and our JCI Insight publication reinforce the differentiated profile of EDG-7500, and we expect to initiate our Phase 3 trial by year-end 2026. In parallel, we dosed our first patient in the Phase 2 EQUINOX-HFpEF trial of EDG-15400, our selective cardiac sarcomere modulator designed to address impaired cardiac relaxation in HFpEF.”

Recent Highlights

EDG-7500 for symptomatic HCM: EDG-7500 is an investigational, oral, first-in-class cardiac sarcomere modulator that is designed to act on the regulatory light chain to slow early contraction velocity and improve impaired cardiac relaxation associated with HCM. In August 2026, the Company shared positive top-line results from the 12-week Phase 2 Part D CIRRUS-HCM open label trial of EDG-7500 in obstructive and nonobstructive HCM in a late-breaking science presentation at the European Society of Cardiology Congress, which can be found here. CIRRUS-HCM was designed to inform a Phase 3 trial, which the Company expects to initiate by the end of 2026.

The Company also published the preclinical pharmacologic profile of EDG-7500, targeting the regulatory light chain, in JCI Insight, which can be found here. The data support EDG-7500's ability to improve cardiac relaxation while preserving overall systolic performance. Furthermore, early clinical observations in patients with symptomatic HCM have been consistent with these preclinical data.

EDG-15400 Phase 2 EQUINOX-HFpEF in heart failure: EDG-15400 is an investigational, oral, selective cardiac sarcomere modulator that has demonstrated improvements in diastolic function in preclinical models and is being developed to address impaired cardiac relaxation, a hallmark of HFpEF and a major contributor to patient symptoms and disease burden. The Company dosed the first patient in the Phase 2 EQUINOX-HFpEF trial evaluating EDG-15400 in adults with symptomatic HFpEF and a left ventricular ejection fraction (LVEF) of at least 50%. To learn more about this study, go to ClinicalTrials.gov (NCT07795814).

Third Quarter 2026 Financial Results

Cash, cash equivalents and marketable securities were approximately $1,743.9 million as of September 30, 2026.

Research and development (R&D) expenses were $31.6 million for the third quarter of 2026, compared to $37.5 million for the same period in 2025. The decrease was primarily attributable to lower costs associated with sevasemten following its sale to Servier in July 2026, partially offset by higher program spend on EDG-7500, discovery and preclinical programs, and personnel-related costs.

General and administrative (G&A) expenses were $14.6 million for the third quarter of 2026, compared to $9.4 million for the same period in 2025. The increase was primarily attributable to higher personnel-related costs, including stock-based compensation, as the Company expanded its organizational capabilities to support clinical development, as well as increased professional fees and other administrative costs.

Gain on sevasemten sale was $1.348 billion for the third quarter of 2026 and reflects the completion of the sale of the sevasemten program and muscular dystrophy business to Servier in July 2026. The gain reflects consideration recognized at closing, including amounts associated with the general indemnification arrangement, less the carrying value of assets transferred, transaction costs and consideration allocated to transition services. The Company received $1.396 billion in upfront cash proceeds at closing.

Net income and net income per share were $1,166.2 million, or $10.71 per basic share and $9.65 per diluted share, for the third quarter of 2026, compared to a net loss and net loss per share of $40.7 million, or $0.39 per basic and diluted share, for the same period in 2025, primarily reflecting the gain recognized on the sale of sevasemten to Servier, partially offset by income tax expense associated with the transaction.

About Edgewise Therapeutics

Edgewise Therapeutics is a cardiovascular biotechnology company developing novel therapies intended to address cardiac equilibrium, the balance of contraction and relaxation across the cardiac cycle. Drawing on deep expertise in integrated muscle physiology and small molecule drug development, Edgewise is advancing novel therapies intended to fine-tune cardiac muscle function and improve treatment options for people with symptomatic hypertrophic cardiomyopathy and heart failure. To learn more, go to edgewisetx.com or follow Edgewise on LinkedIn, X, Facebook and Instagram.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding, Edgewise’s product candidates and programs, including EDG-7500, EDG-15400 and its cardiovascular programs; statements regarding Edgewise’s expectations relating to its clinical trials, including the timing of Edgewise’s initiation of a Phase 3 trial of EDG-7500 in HCM; statements regarding the sale of sevasemten and muscular dystrophy business to Servier (Transaction); and statements by Edgewise’s President and Chief Executive Officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “could,” “may,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with Edgewise’s limited operating history, its product candidates being early in development and not having products approved for commercial sale; risks associated with Edgewise not having generated any revenue to date; Edgewise’s ability to achieve objectives relating to the discovery, development and commercialization of its product candidates, if approved; Edgewise’s potential need for substantial additional capital to finance its operations; Edgewise’s substantial dependence on the success of EDG-7500; Edgewise’s ability to develop and commercialize EDG-7500 and EDG-15400, and discover, develop and commercialize product candidates in its cardiovascular, cardiometabolic and future programs; risks related to Edgewise’s clinical trials of its product candidates not demonstrating safety and efficacy; risks related to Edgewise’s product candidates causing serious adverse events, toxicities or other undesirable side effects; the outcome of preclinical testing and early clinical trials not being predictive of the success of later clinical trials and the risks related to the results of Edgewise’s clinical trials not satisfying the requirements of regulatory authorities; delays or difficulties in the enrollment and/or maintenance of patients in clinical trials; risks related to failure to capitalize on other indications or product candidates; risks related to competition; risks relating to interim, top-line and preliminary data from Edgewise’s clinical trials changing as more patient data becomes available; risks related to failure to develop a proprietary drug discovery platform; risks related to production of drugs by Edgewise’s third-party manufacturers; risks related to changes in methods of product candidate manufacturing or formulation; risks related to not achieving adequate market acceptance; risks related to the regulatory approval processes of domestic and foreign authorities being lengthy, time consuming and inherently unpredictable; risks relating to disruptions at the FDA, the SEC and other government agencies; risks relating to Edgewise’s ability to attract and retain highly skilled executive officers and employees; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; Edgewise’s reliance on third parties; risks related to future acquisitions or strategic partnerships; risks related to Edgewise’s future operations following the sale of sevasemten; risks relating to Edgewise not receiving amounts held in escrow or milestone payments related to the Transaction; risks related to general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Edgewise Therapeutics, Inc.

Condensed Statement of Operations

(in thousands except share and per share amounts, unaudited)

	Three months ended
	September 30, 2026	September 30, 2025
Operating expenses:
Research and development	$31,575	$37,480
General and administrative	14,568	9,378
Total operating expenses	46,143	46,858
Loss from operations	(46,143)	(46,858)
Interest income	16,496	6,192
Other income	3,065	-
Gain on the Sevasemten Sale	1,348,066	-
Total other income	1,367,627	6,192
Income (loss) before income tax expense	$1,321,484	$(40,666)
Income tax expense	155,333	-
Net income (loss)	1,166,151	(40,666)
Basic earnings (loss) per share	$10.71	$(0.39)
Diluted earnings (loss) per share	$9.65	$(0.39)
Weighted-average shares outstanding, basic	108,870,331	105,492,779
Weighted-average shares outstanding, diluted	120,874,085	105,492,779

Edgewise Therapeutics, Inc.

Condensed Balance Sheet Data

(in thousands, unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash, cash equivalents and marketable securities	$1,743,893	$530,109
Other assets	36,127	22,494
Total assets	$1,780,020	$552,603
Liabilities and stockholders' equity
Liabilities	147,352	30,346
Stockholders' equity	1,632,668	522,257
Total liabilities and stockholders' equity	$1,780,020	$552,603

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Edgewise Contacts

Investors:

Behrad Derakhshan, Ph.D., Chief Operating Officer

ir@edgewisetx.com

Media:

Maureen Franco, Vice President, Corporate Communications

media@edgewisetx.com